Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the report on Form 10-Q of BankGuam Holding Company for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Lourdes A. Leon Guerrero, the President and Chief Executive Officer of BankGuam Holding Company, and Francisco M. Atalig, the Senior Vice President and Chief Financial Officer of BankGuam Holding Company, each certifies that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BankGuam Holding Company.

Date: May 11, 2017	By:	/s/ LOURDES A. LEON GUERRERO
Lourdes A. Leon Guerrero President and Chief Executive Officer

Date: May 11, 2017	By:	/s/ FRANCISCO M. ATALIG
Francisco M. Atalig Senior Vice President and Chief Financial Officer